UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2017
CSRA INC.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-37494 (Commission File Number)	47-4310550 (I.R.S. Employer Identification No.)

3170 Fairview Park Drive Falls Church, Virginia (Address of Principal Executive Offices)		22042 (Zip Code)

Registrant’s telephone number, including area code: (703) 641-2000
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As discussed in Item 5.07 below, at the 2017 Annual Meeting of Stockholders of CSRA, Inc. (the "Company"), the Company’s stockholders approved the amendment of certain terms of the CSRA Inc. 2015 Omnibus Incentive Plan (the “Incentive Plan”). The amendments:

•	increased the aggregate number of shares available for issuance under the plan by 4,483,000 shares, and

•	modified the amount by which future grants of equity awards other than stock options and stock appreciation rights will reduce the number of shares authorized for issuance under the Incentive Plan.

For further description of these modifications to the Incentive Plan, please see “Proposal 4: Approval of the Modification of Certain Terms of the CSRA Inc. 2015 Omnibus Incentive Plan” in the Company’s Proxy Statement. The foregoing descriptions of the Incentive Plan are not complete and are qualified in their entirety by reference to the full text of the Incentive Plan, which was filed as Appendix B to the Proxy Statement and is incorporated by reference herein in its entirety.

Item 5.07 Submission of Matters to a Vote of Security Holders.
On August 9, 2016, the Company held its Annual Meeting. Of the 163,724,482 shares of common stock outstanding and entitled to vote at the Annual Meeting as of June 9, 2017, the record date, the holders of record of 152,092,564 shares of common stock were present, in person or by proxy, and entitled to vote at the Annual Meeting, constituting a quorum. The final results for each of the matters submitted to a vote of the Company’s stockholders at the Annual Meeting are set forth below. A more detailed description of each proposal is set forth in the Company’s Proxy Statement.
Proposal 1 — Election of Directors.
The proposal to elect each of the 11 nominees to serve as a director of the Company until the Company’s next annual meeting of stockholders was approved, with each nominee receiving the affirmative vote of a majority of the votes cast with respect to such nominee’s election. The voting results in respect of each of nominees were as follows:

Nominee	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
Keith B. Alexander	139,858,616	1,147,179	321,950	10,764,819
Sanju K. Bansal	136,373,786	4,627,429	326,530	10,764,819
Michèle A. Flournoy	136,433,106	4,628,332	266,307	10,764,819
Mark A. Frantz	139,065,778	1,917,689	324,278	10,784,819
Nancy Killefer	138,153,118	2,879,484	295,143	10,764,819
Craig L. Martin	135,644,009	5,354,840	328,896	10,764,819
Sean O’Keefe	139,126,286	1,869,026	332,433	10,764,819
Lawrence B. Prior III	139,929,892	1,165,962	231,891	10,764,819
Michael E. Ventling	136,372,279	4,626,165	319,301	10,764,819
Billie I. Williamson	139,861,708	1,144,964	321,073	10,764,819
John F. Young	139,794,914	1,208,776	324,055	10,764,819

Proposal 2 — Ratification of the appointment of the Company’s independent registered public accounting firm.
The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 30, 2018. The voting results were as follows:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
151,409,767	449,672	233,125	0

Proposal 3 — Advisory vote to approve named executive officer compensation.
The stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers. The voting results were as follows:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
133,367,485	7,627,261	332,999	10,764,819

Proposal 4 — Approval of the modification of certain terms of the Incentive Plan.
The stockholders approved the modification of certain terms of the Incentive Plan. The voting results were as follows:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
120,906,614	20,043,780	377,351	10,764,819

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 10, 2017
CSRA INC.

By:	/s/ William J. Haynes II Name: William J. Haynes II Title: Executive Vice President, General Counsel and Secretary